Exhibit 99.1

Republic Bancorp, Inc. Reports an 11% Increase to Fourth Quarter Pre-Tax Earnings

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 26, 2018--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report pre-tax earnings of $16.6 million for the fourth quarter of 2017, an 11% increase from the same period in 2016. The Company’s fourth quarter 2017 net income and Diluted Earnings per Class A Common Share both decreased 52% to $4.8 million and $0.23, with comparability to the prior period of both key metrics significantly impacted by a $6.3 million charge to income tax expense upon remeasurement of the Company’s net deferred tax assets (“DTAs”)(1) precipitated by tax reform and common among financial institutions. Without this charge, net income and Diluted Earnings per Class A Common Share for the fourth quarter of 2017 would have been $11.2 million and $0.53, with these non-GAAP(2) metrics representing increases of 12% and 10% over the fourth quarter of 2016.

As it relates to the Company’s charge to income tax expense upon remeasurement of its net DTAs during the quarter, on December 22, 2017, President Donald Trump signed into law the “Tax Cuts and Jobs Act” (the “TCJA”). The TCJA, among other things, reduces the federal corporate tax rate from 35% to 21%, effective January 1, 2018. As a result of the reduced tax rate, Republic and many other financial institutions incurred charges to income tax expense representing the decrease in the value of their net DTAs. In general, net DTAs represent the future benefits of tax deductions that the Company has recognized in a current or prior period for its GAAP-based financial statements, as compared to what it expects to record in the future for its income tax returns when those deductions can be realized for tax purposes.

Fiscal year 2017 net income was $45.6 million, a less than 1% decrease from fiscal 2016, resulting in Diluted Earnings per Class A Common Share of $2.20. As with the comparability between the fourth quarters of 2017 and 2016, comparability between the fiscal years of 2017 and 2016 was also significantly impacted by the TCJA-driven charge to income tax expense of $6.3 million as mentioned above. Excluding the impact of this charge, net income for 2017 would have been $52.0 million with Diluted Earnings per Class A Common Share of $2.50, with both of these non-GAAP metrics representing an increase of 13% over 2016.

Steve Trager, Chairman & Chief Executive Officer of Republic, commented, “Before addressing tax reform, let me say that I am very excited to see solid growth in our pre-tax earnings from the same quarter a year ago. Largely driven by loan growth and complemented by expansion in our net interest margin, our top-line revenue for the fourth quarter of 2017 increased a strong $9.0 million, or 22%, over the same period in 2016. Furthermore, credit quality metrics within our Core Banking(3) operations continue to remain quite strong from period to period. On the other side of the ledger, I am thrilled about our $272 million, or 9%, growth in deposits during 2017, with $195 million of that growth representing ‘core deposits’(4). We set deposit growth as one of our main goals for 2017, and I would like to acknowledge the entire Republic team for their efforts in this growth.

“Regarding tax reform, while the new law had a negative impact on the net income and the carrying value of the net DTAs of most financial institutions during the fourth quarter, including Republic, we embrace the benefits of the reduced federal tax rate in the years to come. While there remains a level of uncertainty regarding how this new law will impact consumer behavior and the many products and services that we offer, we are optimistic that over the long term it will provide us more flexibility in attracting new clients and new associates, while at the same time providing a greater return to our shareholders,” concluded Steve Trager.

The following table presents Republic’s financial performance in accordance with GAAP for the fourth quarters and years ended December 31, 2017 and 2016, along with adjusted non-GAAP performance and a reconciliation to GAAP for the impact of the previously mentioned charge to income tax expense during the fourth quarter of 2017. The non-GAAP presentation and the reconciliation to GAAP are presented to allow appropriate comparability between the reported periods and to illustrate the impact of the TCJA-driven charge to income tax expense on the Company’s financial performance.

(dollars in thousands, except per share data)	Financial Performance Highlights

	Three Months Ended Dec. 31,		$	%	Years Ended Dec. 31,		$	%
	2017	2016	Change	Change	2017	2016	Change	Change
TOTAL COMPANY:
Income before income tax expense - GAAP*	$16,612	$14,960	$1,652	11%	$78,386	$68,963	$9,423	14%

Net income:
Net income - GAAP*	$4,838	$10,000	$(5,162)	(52)%	$45,632	$45,903	$(271)	(1)%
Impact of TCJA(1)*	6,326	—	6,326	NM	6,326	—	6,326	NM
Adjusted net income - Non-GAAP	$11,164	$10,000	$1,164	12	$51,958	$45,903	$6,055	13

Diluted earnings per share (“EPS”) of Class A Common Stock:
Diluted EPS of Class A Common Stock - GAAP	$0.23	$0.48	$(0.25)	(52)%	$2.20	$2.22	$(0.02)	(1)%
Impact of TCJA	0.30	—	0.30	NM	0.30	—	0.30	NM
Adjusted diluted EPS of Class A Common Stock - Non-GAAP	$0.53	$0.48	$0.05	10	$2.50	$2.22	$0.28	13

Return on average assets (“ROA”):
ROA - GAAP	0.39%	0.87%	NA	(55)%	0.95%	1.02%	NA	(7)%
Impact of TCJA	0.51	—	NA	NM	0.13	—	NA	NM
Adjusted ROA - Non-GAAP	0.90	0.87	NA	3	1.08	1.02	NA	6

Return on average equity (“ROE”):
ROE - GAAP	3.02%	6.62%	NA	(54)%	7.26%	7.68%	NA	(5)%
Impact of TCJA	3.95	—	NA	NM	1.01	—	NA	NM
Adjusted ROE - Non-GAAP	6.97	6.62	NA	5	8.27	7.68	NA	8

CORE BANK(3):

Income before income tax expense	$17,105	$14,869	$2,236	15%	$56,545	$51,636	$4,909	10%

Net income:
Net income - GAAP	$6,883	$9,939	$(3,056)	(31)%	$33,448	$34,859	$(1,411)	(4)%
Impact of TCJA	4,594	—	4,594	NM	4,594	—	4,594	NM
Adjusted net income - Non-GAAP	$11,477	$9,939	$1,538	15	$38,042	$34,859	$3,183	9

REPUBLIC PROCESSING GROUP(5):

Income (loss) before income tax expense	$(493)	$91	$(584)	NM	$21,841	$17,327	$4,514	26%

Net income (loss):
Net income (loss) - GAAP	$(2,045)	$61	$(2,106)	NM	$12,184	$11,044	$1,140	10%
Impact of TCJA	1,732	—	1,732	NM	1,732	—	1,732	NM
Adjusted net income (loss) - Non-GAAP	$(313)	$61	$(374)	NM	$13,916	$11,044	$2,872	26

NA – Not applicable
NM – Not meaningful
*See Segment Data at the end of this Earnings Release

Results of Operations for the Fourth Quarter of 2017 Compared to the Fourth Quarter of 2016

Core Bank(3) – Net income from Core Banking was $6.9 million for the fourth quarter of 2017, a decrease of $3.1 million from the fourth quarter of 2016. Approximately $4.6 million of the Company’s TCJA-driven charge to income tax expense was tied to the Core Bank. Excluding the previously mentioned charge to income tax expense, Core Bank non-GAAP net income (as adjusted) for the fourth quarter of 2017 would have increased $1.5 million, or 15%, from the fourth quarter of 2016.

Core Bank net interest income increased $6.3 million, or 17%, over the fourth quarter of 2016. The growth in net interest income was propelled by a 30-basis-point rise in the Core Bank’s net interest margin for the fourth quarter of 2017 to 3.72% and further complemented by a $137 million, or 4%, increase in the Core Bank’s quarterly average loans.

The overall change in the Core Bank’s net interest income, as well as average and period-end loan balances by origination channel, is presented below:

	Net Interest Income
	for the
(dollars in thousands)	Three Months Ended Dec. 31,
Origination Channel	2017	2016	$ Change	% Change

Traditional Network	$37,529	$31,604	$5,925	19%
Warehouse Lending	4,460	5,160	(700)	(14)
Correspondent Lending	247	336	(89)	(26)
2012-FDIC Acquired Loans	1,648	525	1,123	214
Total Core Bank	$43,884	$37,625	$6,259	17

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Dec. 31,				Dec. 31,
Origination Channel	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change

Traditional Network	$3,247,472	$3,003,553	$243,919	8%	$3,286,582	$3,022,305	$264,277	9%
Warehouse Lending	523,725	590,196	(66,471)	(11)	525,573	585,439	(59,866)	(10)
Correspondent Lending	120,734	152,481	(31,747)	(21)	116,792	149,028	(32,236)	(22)
2012-FDIC Acquired Loans	6,836	15,672	(8,836)	(56)	6,551	15,059	(8,508)	(57)
Total Core Bank	$3,898,767	$3,761,902	$136,865	4	$3,935,498	$3,771,831	$163,667	4

The following factors were the primary drivers of the changes in the Core Bank’s net interest income and average loan balances by origination channel for the fourth quarter of 2017, as compared to the fourth quarter of 2016:

  The Core Bank’s Traditional Network experienced solid average loan growth of $244 million from the fourth quarter of 2016 to the fourth quarter of 2017. The overall mix of this growth was well diversified, with average balance increases of $149 million in commercial real estate; $79 million in commercial and industrial; and $35 million in the construction and development category.
  The Core Bank’s Traditional Network received a favorable payoff of a purchased credit-impaired loan acquired in the Company’s 2016 acquisition of Cornerstone Bancorp, Inc. This favorable payoff contributed approximately $670,000 of non-recurring interest income and approximately six basis points of net interest margin to the Core Bank for the fourth quarter of 2017.
  The Core Bank’s 2012 FDIC-Acquired loans contributed $1.1 million more in net interest income during the fourth quarter of 2017 compared to the same period in 2016, resulting from the payoff of one large loan and a credit to income of $1.6 million of discount associated with this loan. Overall, accretion income from the 2012 FDIC-Acquired loans contributed 13 basis points to the Core Bank’s net interest margin during the fourth quarter of 2017 compared to a one-basis-point contribution for the same period in 2016. Prospective accretion income related to these loans is expected to be nominal, as the substantial majority of discount accretion from these loans has now been recognized.
  Within the Warehouse segment, net interest income decreased $700,000, or 14%, from the fourth quarter of 2016, as an increase in mortgage interest rates during the quarter contributed to a decline in client usage of the Bank’s Warehouse lines of credit. Overall, usage rates decreased from 58% during the fourth quarter of 2016 to 50% for the fourth quarter of 2017. Primarily as a result of this factor, average outstanding Warehouse line-of-credit balances for the fourth quarter of 2017 were $524 million, a $66 million, or 11%, decrease from a robust fourth quarter in 2016.

The Core Bank’s provision expense for the fourth quarters of 2017 and 2016 primarily represented general loss reserves driven by growth in the loan portfolio during the two periods. The Core Bank’s credit quality metrics remained favorable, as indicated by the table below:

	As of and for the:
	Quarters Ended:				Years Ended:
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2017	2017	2017	2017	2017	2016	2015

Nonperforming loans to total loans	0.36%	0.40%	0.40%	0.46%	0.36%	0.42%	0.66%

Nonperforming assets to total loans (including OREO)	0.36	0.40	0.41	0.50	0.36	0.46	0.70

Delinquent loans to total loans(6)	0.21	0.20	0.18	0.16	0.21	0.18	0.35

Net charge-offs to average loans	0.06	0.03	0.05	0.02	0.04	0.05	0.05
(Quarterly rates annualized)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $7.9 million during the fourth quarter of 2017, a $24,000 increase from the fourth quarter of 2016. Notable fluctuations in noninterest income for the quarter included the following items:

  Interchange fees increased $247,000 primarily due to an 11% year-over-year growth in active debit cards.
  Partially offsetting the increase above, the Core Bank recorded $136,000 in losses on the sale of two securities during the fourth quarter of 2017, with no similar sales during the fourth quarter of 2016.

Core Bank noninterest expenses increased $4.5 million, or 16%, from the fourth quarter of 2016 to the same period in 2017. Comparability of noninterest expense between the two quarters was impacted by adjustments to the Core Bank’s incentive compensation accruals, which were made during both periods to bring accrual balances in line with projected payouts. As a result of these adjustments, net incentive compensation expense was a net charge of $457,000 for the fourth quarter of 2017 compared to a net credit of $393,000 for the fourth quarter of 2016. Excluding the impact of the change in incentive compensation expense, noninterest expense increased $3.9 million, or 13%, for the fourth quarter of 2017, as compared to the fourth quarter of 2016 and was primarily driven by the following:

  Salaries and employee benefits expense increased $2.2 million, or 13%, as the Core Bank’s full-time-equivalent employees increased by 46 employees during 2017 to support the Core Bank’s strategic initiatives.
  Occupancy expense increased $919,000, primarily due to increases in rent, depreciation, and equipment service expense resulting from new locations, existing banking center renovations and the cost of technology to support the Core Bank’s strategic initiatives.
  Data processing expense increased $823,000, with a large portion of this increase due to estimated conversion-related expenses for an upcoming change to the Company’s digital-banking vendor for its commercial clients.

Republic Processing Group(5)

Republic Processing Group (“RPG”) reported a net loss of $2.0 million for the fourth quarter of 2017 compared to net income of $61,000 for the same period in 2016. Approximately $1.7 million of the Company’s TCJA-driven charge to income tax expense was tied to RPG. Excluding the previously mentioned charge to income tax expense, RPG would have reflected a $313,000 non-GAAP loss (as adjusted) for the fourth quarter of 2017.

Within the Republic Credit Solutions (“RCS”) segment of RPG, net income decreased $1.6 million primarily due to RCS’s $1.7 million portion of the TCJA-driven charge to income tax expense. Pre-tax earnings for RCS increased to $2.6 million for the fourth quarter of 2017 compared to $2.4 million for the same period in 2016. The nominal increase in pre-tax earnings at RCS was primarily driven by growth in net interest income and largely offset by greater provisions for loan losses, with the change in both income statement categories resulting from a higher volume of RCS’s line-of-credit product during the fourth quarter of 2017 as compared to the fourth quarter of 2016.

The Tax Refund Solutions (“TRS”) segment of RPG reported an expected net loss of $2.0 million for the fourth quarter of 2017 compared to a net loss of $1.5 million during the fourth quarter of 2016. The higher net loss for the fourth quarter of 2017 was primarily driven by a $673,000 increase in salaries and employee benefits expense resulting from additional contract labor retained to prepare for the 2018 tax season. The TRS segment derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year, as the Company prepares for the next tax season.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 44 full-service banking centers and one loan production office throughout five states: 32 banking centers in 11 Kentucky communities - Covington, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; six banking centers in five Florida communities (Tampa MSA) – Largo, Port Richey, St. Petersburg, Seminole, and Temple Terrace; two banking centers in two Tennessee communities (Nashville MSA) – Cool Springs (Franklin) and Green Hills (Nashville) and one loan production office in Brentwood (Nashville); and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately-branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.1 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy, information concerning the impact of the TCJA, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2017	Dec. 31, 2016
Assets:
Cash and cash equivalents	$299,351	$289,309
Investment securities	591,458	534,139
Loans held for sale	16,989	15,170
Loans	4,014,034	3,810,778
Allowance for loan and lease losses	(42,769)	(32,920)
Loans, net	3,971,265	3,777,858
Federal Home Loan Bank stock, at cost	32,067	28,208
Premises and equipment, net	45,605	42,869
Goodwill	16,300	16,300
Other real estate owned (“OREO”)	115	1,391
Bank owned life insurance (“BOLI”)	63,356	61,794
Other assets and accrued interest receivable	48,856	49,271
Total assets	$5,085,362	$4,816,309

Liabilities and Stockholders’ Equity:
Deposits:
Noninterest-bearing	$1,022,042	$971,952
Interest-bearing	2,411,116	2,188,740
Total deposits	3,433,158	3,160,692

Securities sold under agreements to repurchase and other short-term borrowings	204,021	173,473
Federal Home Loan Bank advances	737,500	802,500
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	37,019	33,998
Total liabilities	4,452,938	4,211,903

Stockholders’ equity	632,424	604,406
Total liabilities and Stockholders’ equity	$5,085,362	$4,816,309

Average Balance Sheet Data
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2017	2016	2017	2016
Assets:
Investment securities, including FHLB stock	$559,381	$571,158	$574,027	$572,599
Federal funds sold and other interest-earning deposits	229,638	57,950	188,427	130,889
Loans and fees, including loans held for sale	3,967,211	3,792,902	3,831,406	3,568,383
Total interest-earning assets	4,756,230	4,422,010	4,593,860	4,271,871
Total assets	4,953,134	4,622,760	4,826,208	4,485,829

Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$1,045,939	$950,020	$1,073,181	$894,049
Interest-bearing deposits	2,383,196	2,197,411	2,267,663	2,058,592

Securities sold under agreements to repurchase and other short-term borrowings	271,434	231,817	219,515	280,296
Federal Home Loan Bank advances	537,326	570,135	563,552	583,591
Subordinated note	41,240	41,240	41,240	42,502
Total interest-bearing liabilities	3,233,196	3,040,603	3,091,970	2,964,981
Stockholders’ equity	640,686	604,095	628,329	597,463

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2017	2016	2017	2016

Total interest income(7)	$56,349	$45,903	$218,778	$173,992
Total interest expense	5,711	4,258	20,258	17,938
Net interest income	50,638	41,645	198,520	156,054

Provision for loan and lease losses	6,071	5,004	27,704	14,493

Noninterest income:
Service charges on deposit accounts	3,325	3,338	13,357	13,176
Net refund transfer fees	171	121	18,500	19,240
Mortgage banking income	935	980	4,642	6,882
Interchange fee income	2,533	2,254	9,881	9,009
Program fees	1,851	1,102	5,824	3,044
Increase in cash surrender value of BOLI	384	402	1,562	1,516
Losses on securities available for sale	(136)	—	(136)	—
Net gains on OREO	254	53	676	244
Other	873	2,235	4,108	4,398
Total noninterest income	10,190	10,485	58,414	57,509

Noninterest expenses:
Salaries and employee benefits	20,502	16,917	82,233	69,882
Occupancy and equipment, net	6,518	5,618	25,194	21,777
Communication and transportation	1,261	1,282	4,711	4,256
Marketing and development	1,098	1,005	5,188	3,778
FDIC insurance expense	328	297	1,378	1,780
Bank franchise tax expense	652	813	4,626	4,757
Data processing	2,606	1,586	7,748	6,121
Interchange related expense	931	1,071	3,988	4,140
Supplies	565	437	1,594	1,406
OREO expense	104	148	388	503
Legal and professional fees	616	591	2,410	2,556
FHLB advance prepayment penalty	—	—	—	846
Other	2,964	2,401	11,386	8,305
Total noninterest expenses	38,145	32,166	150,844	130,107

Income before income tax expense	16,612	14,960	78,386	68,963

Income tax expense:
Income tax expense - TCJA(1)	6,326	—	6,326	—
Income tax expense - Other	5,448	4,960	26,428	23,060
Total income tax expense	11,774	4,960	32,754	23,060

Net income	$4,838	$10,000	$45,632	$45,903

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2017	2016	2017	2016
Per Share Data:

Basic weighted average shares outstanding	21,149	20,926	20,921	20,942
Diluted weighted average shares outstanding	21,258	20,941	21,007	20,954

Period-end shares outstanding:
Class A Common Stock	18,607	18,615	18,607	18,615
Class B Common Stock	2,243	2,245	2,243	2,245

Book value per share(8)	$30.33	$28.97	$30.33	$28.97
Tangible book value per share(8)	29.27	27.89	29.27	27.89

Earnings per share (“EPS”):
Basic EPS - Class A Common Stock	$0.23	$0.48	$2.21	$2.22
Basic EPS - Class B Common Stock	0.21	0.44	2.01	2.02
Diluted EPS - Class A Common Stock	0.23	0.48	2.20	2.22
Diluted EPS - Class B Common Stock	0.21	0.44	2.00	2.01

Cash dividends declared per Common share:
Class A Common Stock	$0.220	$0.209	$0.869	$0.825
Class B Common Stock	0.200	0.190	0.790	0.750

Performance Ratios:

Return on average assets	0.39%	0.87%	0.95%	1.02%
Return on average equity	3.02	6.62	7.26	7.68
Efficiency ratio(9)	63	62	59	61
Yield on average interest-earning assets(7)	4.74	4.15	4.76	4.07
Cost of average interest-bearing liabilities	0.71	0.56	0.66	0.60
Cost of average deposits(10)	0.35	0.22	0.29	0.21
Net interest spread(7)	4.03	3.59	4.10	3.47
Net interest margin - Total Company(7)	4.26	3.77	4.32	3.65
Net interest margin - Core Bank(3)	3.72	3.42	3.55	3.30

Other Information:

End of period FTEs(11) - Total Company	997	938	997	938
End of period FTEs - Core Bank	915	869	915	869
Number of full-service banking centers	44	44	44	44

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2017	2016	2017	2016
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$14,118	$15,892	$14,118	$15,892
Loans past due 90-days-or-more and still on accrual	956	167	956	167
Total nonperforming loans	15,074	16,059	15,074	16,059
OREO	115	1,391	115	1,391
Total nonperforming assets - Total Company	$15,189	$17,450	$15,189	$17,450

Nonperforming Assets - Core Bank(3):
Loans on nonaccrual status	$14,118	$15,892	$14,118	$15,892
Loans past due 90-days-or-more and still on accrual	19	85	19	85
Total nonperforming loans	14,137	15,977	14,137	15,977
OREO	115	1,391	115	1,391
Total nonperforming assets - Core Bank	$14,252	$17,368	$14,252	$17,368

Delinquent loans:
Delinquent loans - Core Bank	$8,460	$6,821	$8,460	$6,821
Delinquent loans - RPG(5)	5,641	2,137	5,641	2,137
Total delinquent loans - Total Company	$14,101	$8,958	$14,101	$8,958

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.38%	0.42%	0.38%	0.42%
Nonperforming assets to total loans (including OREO)	0.38	0.46	0.38	0.46
Nonperforming assets to total assets	0.30	0.36	0.30	0.36
Allowance for loan and lease losses to total loans	1.07	0.86	1.07	0.86
Allowance for loan and lease losses to nonperforming loans	284	205	284	205
Delinquent loans to total loans(6)	0.35	0.24	0.35	0.24
Net charge-offs to average loans (annualized)	0.35	0.27	0.47	0.25

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.36%	0.42%	0.36%	0.42%
Nonperforming assets to total loans (including OREO)	0.36	0.46	0.36	0.46
Nonperforming assets to total assets	0.28	0.36	0.28	0.36
Allowance for loan and lease losses to total loans	0.77	0.74	0.77	0.74
Allowance for loan and lease losses to nonperforming loans	213	175	213	175
Delinquent loans to total loans	0.21	0.18	0.21	0.18
Net charge-offs to average loans (annualized)	0.06	0.09	0.04	0.05

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Assets:
Cash and cash equivalents	$299,351	$329,862	$332,695	$206,187	$289,309
Investment securities	591,458	523,896	525,684	578,130	534,139
Loans held for sale	16,989	13,135	11,756	10,292	15,170
Loans	4,014,034	3,957,512	3,916,320	3,710,376	3,810,778
Allowance for loan and lease losses	(42,769)	(40,191)	(37,898)	(42,362)	(32,920)
Loans, net	3,971,265	3,917,321	3,878,422	3,668,014	3,777,858
Federal Home Loan Bank stock, at cost	32,067	32,067	32,067	28,208	28,208
Premises and equipment, net	45,605	44,845	44,255	43,962	42,869
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	115	167	300	1,362	1,391
Bank owned life insurance	63,356	62,972	62,578	62,185	61,794
Other assets and accrued interest receivable	48,856	52,609	51,604	50,152	49,271
Total assets	$5,085,362	$4,993,174	$4,955,661	$4,664,792	$4,816,309

Liabilities and Stockholders’ Equity:
Deposits:
Noninterest-bearing	$1,022,042	$1,040,414	$1,061,637	$1,070,237	$971,952
Interest-bearing	2,411,116	2,309,315	2,072,301	2,278,547	2,188,740
Total deposits	3,433,158	3,349,729	3,133,938	3,348,784	3,160,692

Securities sold under agreements to repurchase and other short-term borrowings	204,021	173,311	113,334	144,375	173,473
Federal Home Loan Bank advances	737,500	757,500	1,002,500	467,500	802,500
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	37,019	38,107	37,758	42,229	33,998
Total liabilities	4,452,938	4,359,887	4,328,770	4,044,128	4,211,903

Stockholders’ equity	632,424	633,287	626,891	620,664	604,406
Total liabilities and Stockholders’ equity	$5,085,362	$4,993,174	$4,955,661	$4,664,792	$4,816,309

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Assets:
Investment securities, including FHLB stock	$559,381	$552,821	$597,818	$586,621	$571,158
Federal funds sold and other interest-earning deposits	229,638	208,688	130,650	184,007	57,950
Loans and fees, including loans held for sale	3,967,211	3,875,420	3,730,379	3,749,738	3,792,902
Total interest-earning assets	4,756,230	4,636,929	4,458,847	4,520,366	4,422,010
Total assets	4,953,134	4,834,653	4,668,048	4,847,700	4,622,760

Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$1,045,939	$1,052,162	$1,063,215	$1,132,591	$950,020
Interest-bearing deposits	2,383,196	2,249,436	2,224,127	2,212,219	2,197,411
Securities sold under agreements to repurchase and other short-term borrowings	271,434	208,160	179,594	218,412	231,817
Federal Home Loan Bank advances	537,326	618,750	500,027	598,167	570,135
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,233,196	3,117,586	2,944,988	3,070,038	3,040,603
Stockholders’ equity	640,686	633,874	627,940	610,429	604,095

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016

Total interest income(7)	$56,349	$53,725	$47,821	$60,883	$45,903
Total interest expense	5,711	5,418	4,684	4,445	4,258
Net interest income	50,638	48,307	43,137	56,438	41,645

Provision for loan and lease losses	6,071	4,221	5,061	12,351	5,004

Noninterest income:
Service charges on deposit accounts	3,325	3,395	3,390	3,247	3,338
Net refund transfer fees	171	177	2,770	15,382	121
Mortgage banking income	935	1,102	1,445	1,160	980
Interchange fee income	2,533	2,475	2,547	2,326	2,254
Program fees	1,851	1,597	1,284	1,091	1,102
Increase in cash surrender value of BOLI	384	394	393	391	402
Losses on securities available for sale	(136)	—	—	—	—
Net gains on OREO	254	31	249	142	53
Other	873	1,203	849	1,184	2,235
Total noninterest income	10,190	10,374	12,927	24,923	10,485

Noninterest expenses:
Salaries and employee benefits	20,502	20,505	20,015	21,211	16,917
Occupancy and equipment, net	6,518	6,806	5,903	5,967	5,618
Communication and transportation	1,261	1,239	939	1,272	1,282
Marketing and development	1,098	1,677	1,409	1,004	1,005
FDIC insurance expense	328	300	300	450	297
Bank franchise tax expense	652	749	790	2,435	813
Data processing	2,606	1,795	1,695	1,652	1,586
Interchange related expense	931	928	1,071	1,058	1,071
Supplies	565	241	261	527	437
OREO expense	104	55	132	97	148
Legal and professional fees	616	446	596	752	591
FHLB advance prepayment penalty	—	—	—	—	—
Other	2,964	3,285	2,623	2,514	2,401
Total noninterest expenses	38,145	38,026	35,734	38,939	32,166

Income before income tax expense	16,612	16,434	15,269	30,071	14,960

Income tax expense:
Income tax expense - TCJA(1)	6,326	—	—	—	—
Income tax expense - Other	5,448	5,728	5,198	10,054	4,960
Total income tax expense	11,774	5,728	5,198	10,054	4,960

Net income	$4,838	$10,706	$10,071	$20,017	$10,000

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Per Share Data:

Basic weighted average shares outstanding	21,149	21,153	21,151	20,915	20,926
Diluted weighted average shares outstanding	21,258	21,236	21,230	20,996	20,941

Period-end shares outstanding:
Class A Common Stock	18,607	18,618	18,618	18,615	18,615
Class B Common Stock	2,243	2,243	2,243	2,243	2,245

Book value per share(8)	$30.33	$30.36	$30.05	$29.76	$28.97
Tangible book value per share(8)	29.27	29.29	28.98	28.68	27.89

Earnings per share (“EPS”):
Basic EPS - Class A Common Stock	$0.23	$0.51	$0.48	$0.97	$0.48
Basic EPS - Class B Common Stock	0.21	0.47	0.44	0.88	0.44
Diluted EPS - Class A Common Stock	0.23	0.51	0.48	0.96	0.48
Diluted EPS - Class B Common Stock	0.21	0.47	0.44	0.88	0.44

Cash dividends declared per Common share:
Class A Common Stock	$0.220	$0.220	$0.220	$0.209	$0.209
Class B Common Stock	0.200	0.200	0.200	0.190	0.190

Performance Ratios:

Return on average assets	0.39%	0.89%	0.86%	1.65%	0.87%
Return on average equity	3.02	6.76	6.42	13.12	6.62
Efficiency ratio(9)	63	65	64	48	62
Yield on average interest-earning assets(7)	4.74	4.63	4.29	5.39	4.15
Cost of average interest-bearing liabilities	0.71	0.70	0.64	0.58	0.56
Cost of average deposits(10)	0.35	0.31	0.28	0.22	0.22
Net interest spread(7)	4.03	3.93	3.65	4.81	3.59
Net interest margin - Total Company(7)	4.26	4.17	3.87	4.99	3.77
Net interest margin - Core Bank(3)	3.72	3.68	3.46	3.33	3.42

Other Information:

End of period FTEs(11) - Total Company	997	970	976	973	938
End of period FTEs - Core Bank	915	896	904	901	869
Number of full-service banking centers	44	45	45	45	44

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$14,118	$15,475	$15,467	$16,793	$15,892
Loans past due 90-days-or-more and still on accrual	956	906	335	203	167
Total nonperforming loans	15,074	16,381	15,802	16,996	16,059
OREO	115	167	300	1,362	1,391
Total nonperforming assets - Total Company	$15,189	$16,548	$16,102	$18,358	$17,450

Nonperforming Assets - Core Bank(3):
Loans on nonaccrual status	$14,118	$15,475	$15,467	$16,793	$15,892
Loans past due 90-days-or-more and still on accrual	19	55	33	81	85
Total nonperforming loans	14,137	15,530	15,500	16,874	15,977
OREO	115	167	300	1,362	1,391
Total nonperforming assets - Core Bank	$14,252	$15,697	$15,800	$18,236	$17,368

Delinquent Loans:
Delinquent loans - Core Bank	$8,460	$7,756	$6,844	$5,952	$6,821
Delinquent loans - RPG(5)	5,641	4,270	2,169	10,211	2,137
Total delinquent loans - Total Company	$14,101	$12,026	$9,013	$16,163	$8,958

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.38%	0.41%	0.40%	0.46%	0.42%
Nonperforming assets to total loans (including OREO)	0.38	0.42	0.41	0.49	0.46
Nonperforming assets to total assets	0.30	0.33	0.32	0.39	0.36
Allowance for loan and lease losses to total loans	1.07	1.02	0.97	1.14	0.86
Allowance for loan and lease losses to nonperforming loans	284	245	240	249	205
Delinquent loans to total loans(6)(12)	0.35	0.30	0.23	0.44	0.24
Net charge-offs to average loans (annualized)	0.35	0.20	1.02	0.31	0.27

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.36%	0.40%	0.40%	0.46%	0.42%
Nonperforming assets to total loans (including OREO)	0.36	0.40	0.41	0.50	0.46
Nonperforming assets to total assets	0.28	0.32	0.32	0.40	0.36
Allowance for loan and lease losses to total loans	0.77	0.76	0.76	0.76	0.74
Allowance for loan and lease losses to nonperforming loans	213	190	189	166	175
Delinquent loans to total loans	0.21	0.20	0.18	0.16	0.18
Net charge-offs to average loans (annualized)	0.06	0.03	0.05	0.02	0.09

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of December 31, 2017, the Company was divided into five distinct reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”) and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute the “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute the Republic Processing Group (“RPG”) operations. The Bank’s Correspondent Lending channel and the Company’s national branchless banking platform, MemoryBank®, are considered part of the Traditional Banking segment.

Prior to the third quarter of 2017, management reported RPG as a segment consisting of its largest division, TRS, along with its relatively smaller divisions, Republic Payment Solutions (“RPS”) and RCS. During the third quarter of 2017, due to RCS’s growth in revenues relative to the total Company’s revenues, management identified TRS and RCS as separate reportable segments under the newly classified RPG operations. Also, as part of the updated segmentation, management will report the RPS division, which remained below thresholds to be classified a separate reportable segment, within the newly classified TRS segment. The reportable segments within RPG operations and divisions within those segments operate through the Bank. All prior periods have been reclassified to conform to the current presentation.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenues:

Core Banking:

Traditional Banking	Provides traditional banking products to clients primarily in its market footprint via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.	Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in the Bank’s market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions	TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refund products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.	Loans, refund transfers, and prepaid cards.

Republic Credit Solutions	Offers short-term credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near prime borrowers.	Unsecured small-dollar, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2016 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is allocated to the Traditional Banking segment. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)

Segment information for the three months and years ended December 31, 2017 and 2016 follows:

	Three Months Ended December 31, 2017
	Core Banking				Republic Processing Group (“RPG”)
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$39,333	$4,460	$91	$43,884	$18	$6,736	$6,754	$50,638

Provision for loan and lease losses	1,312	(114)	—	1,198	(228)	5,101	4,873	6,071

Net refund transfer fees	—	—	—	—	171	—	171	171
Mortgage banking income	—	—	935	935	—	—	—	935
Program fees	—	—	—	—	73	1,778	1,851	1,851
Losses on securities available for sale	(136)	—	—	(136)	—	—	—	(136)
Other noninterest income	6,970	10	87	7,067	12	290	302	7,369
Total noninterest income	6,834	10	1,022	7,866	256	2,068	2,324	10,190

Total noninterest expenses	31,085	944	1,418	33,447	3,600	1,098	4,698	38,145

Income (loss) before income tax expense	13,770	3,640	(305)	17,105	(3,098)	2,605	(493)	16,612

Income tax expense (benefit) - TCJA(1)	5,115	181	(702)	4,594	—	1,732	1,732	6,326
Income tax expense (benefit) - Other	4,403	1,331	(106)	5,628	(1,125)	945	(180)	5,448
Total income tax expense (benefit)	9,518	1,512	(808)	10,222	(1,125)	2,677	1,552	11,774

Net income (loss)	$4,252	$2,128	$503	$6,883	$(1,973)	$(72)	$(2,045)	$4,838

Segment period-end assets	$4,470,932	$525,246	$11,115	$5,007,293	$12,450	$65,619	$78,069	$5,085,362

Net interest margin	3.76%	3.41%	NM	3.72%	NM	NM	NM	4.26%

	Three Months Ended December 31, 2016
	Core Banking				Republic Processing Group (“RPG”)
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$32,413	$5,160	$52	$37,625	$18	$4,002	$4,020	$41,645

Provision for loan and lease losses	1,881	(189)	—	1,692	(133)	3,445	3,312	5,004

Net refund transfer fees	—	—	—	—	121	—	121	121
Mortgage banking income	—	—	980	980	—	—	—	980
Program fees	—	—	—	—	36	1,066	1,102	1,102
Other noninterest income	6,710	4	148	6,862	13	1,407	1,420	8,282
Total noninterest income	6,710	4	1,128	7,842	170	2,473	2,643	10,485

Total noninterest expenses	26,809	985	1,112	28,906	2,672	588	3,260	32,166

Income (loss) before income tax expense	10,433	4,368	68	14,869	(2,351)	2,442	91	14,960
Income tax expense (benefit)	3,282	1,624	24	4,930	(855)	885	30	4,960
Net income (loss)	$7,151	$2,744	$44	$9,939	$(1,496)	$1,557	$61	$10,000

Segment period-end assets	$4,169,557	$584,916	$17,453	$4,771,926	$13,575	$30,808	$44,383	$4,816,309

Net interest margin	3.41%	3.50%	NM	3.42%	NM	NM	NM	3.77%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)

	Year Ended December 31, 2017
	Core Banking				Republic Processing Group (“RPG”)
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$142,823	$17,533	$346	$160,702	$15,197	$22,621	$37,818	$198,520

Provision for loan and lease losses	3,923	(150)	—	3,773	6,535	17,396	23,931	27,704

Net refund transfer fees	—	—	—	—	18,500	—	18,500	18,500
Mortgage banking income	—	—	4,642	4,642	—	—	—	4,642
Program fees	—	—	—	—	176	5,648	5,824	5,824
Losses on securities available for sale	(136)	—	—	(136)	—	—	—	(136)
Other noninterest income	27,588	37	279	27,904	164	1,516	1,680	29,584
Total noninterest income	27,452	37	4,921	32,410	18,840	7,164	26,004	58,414

Total noninterest expenses	124,637	3,392	4,765	132,794	14,491	3,559	18,050	150,844

Income before income tax expense	41,715	14,328	502	56,545	13,011	8,830	21,841	78,386

Income tax expense (benefit) - TCJA(1)	5,115	181	(702)	4,594	—	1,732	1,732	6,326
Income tax expense - Other	13,087	5,240	176	18,503	4,721	3,204	7,925	26,428
Total income tax expense (benefit)	18,202	5,421	(526)	23,097	4,721	4,936	9,657	32,754

Net income	$23,513	$8,907	$1,028	$33,448	$8,290	$3,894	$12,184	$45,632

Segment period-end assets	$4,470,932	$525,246	$11,115	$5,007,293	$12,450	$65,619	$78,069	$5,085,362

Net interest margin	3.55%	3.53%	NM	3.55%	NM	NM	NM	4.32%

	Year Ended December 31, 2016
	Core Banking				Republic Processing Group (“RPG”)
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$121,692	$16,529	$200	$138,421	$6,607	$11,026	$17,633	$156,054

Provision for loan and lease losses	3,448	497	—	3,945	2,772	7,776	10,548	14,493

Net refund transfer fees	—	—	—	—	19,240	—	19,240	19,240
Mortgage banking income	—	—	6,882	6,882	—	—	—	6,882
Program fees	—	—	—	—	210	2,834	3,044	3,044
Other noninterest income	26,090	18	360	26,468	189	1,686	1,875	28,343
Total noninterest income	26,090	18	7,242	33,350	19,639	4,520	24,159	57,509

Total noninterest expenses	108,360	3,142	4,688	116,190	11,701	2,216	13,917	130,107

Income before income tax expense	35,974	12,908	2,754	51,636	11,773	5,554	17,327	68,963
Income tax expense	11,015	4,798	964	16,777	4,270	2,013	6,283	23,060
Net income	$24,959	$8,110	$1,790	$34,859	$7,503	$3,541	$11,044	$45,903

Segment period-end assets	$4,169,557	$584,916	$17,453	$4,771,926	$13,575	$30,808	$44,383	$4,816,309

Net interest margin	3.26%	3.59%	NM	3.30%	NM	NM	NM	3.65%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2017 Earnings Release (continued)

(1)

Upon enactment of the Tax Cuts and Jobs Act (“TCJA”) on December 22, 2017, the Company recorded a charge to income tax expense of $6.3 million due to the remeasurement of its deferred tax assets and liabilities at a 21% corporate tax rate. The amount recorded is based on a reasonable estimate using currently available information. The Company has up to one year to adjust this amount for new information received.

(2)	GAAP – U.S. Generally Accepted Accounting Principles.

(3)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(4)

Core deposits, a non-GAAP measure, are total deposits excluding time deposits greater than or equal to $250,000, all brokered deposits and all RPG deposits. Core deposits are intended to include those deposits that are more stable and lower cost and that reprice more slowly than other deposits when interest rates rise. The following table reconciles noninterest-bearing and interest-bearing deposits in accordance with GAAP to core deposits:

(dollars in thousands)	Dec. 31, 2017	Dec. 31, 2016	$ Change	% Change

Noninterest-bearing deposits - GAAP	$1,022,042	$971,952	$50,090	5%
Less: Noninterest-bearing deposits - RPG	33,505	28,493	5,012	18
Core noninterest-bearing deposits - Non-GAAP (a)	$988,537	$943,459	$45,078	5

Interest-bearing deposits - GAAP	$2,411,116	$2,188,740	$222,376	10%
Less: Time deposits, $250,000 and over	77,891	37,200	40,691	109
Less: Brokered money market accounts	373,242	360,597	12,645	4
Less: Brokered certificates of deposit	46,089	28,666	17,423	61
Less: Interest-bearing deposits - RPG	1,641	—	1,641	NM
Core interest-bearing deposits - Non-GAAP (b)	$1,912,253	$1,762,277	$149,976	9%

Total core deposits - Non-GAAP (a+b)	$2,900,790	$2,705,736	$195,054	7

(5)	Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(6)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(7)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin and net interest spread. The amount of loan fee income included in total interest income was $9.4 million and $5.9 million for the quarters ended December 31, 2017 and 2016. The amount of loan fee income included in total interest income was $46.2 million and $24.2 million for the years ended December 31, 2017 and 2016.

The amount of loan fee income included in total interest income per quarter was as follows: $9.4 million (quarter ended December 31, 2017); $9.1 million (quarter ended September 30, 2017); $6.4 million (quarter ended June 30, 2017); $21.3 million (quarter ended March 31, 2017); and $5.9 million (quarter ended December 31, 2016).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $14.2 million and $5.2 million for the years ended December 31, 2017 and 2016. EAs are only offered during the first two months of each year.

(8)

The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP measure. The Company provides the tangible book value per share, another non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016

Total stockholders’ equity - GAAP (a)	$632,424	$633,287	$626,891	$620,664	$604,406
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,044	5,128	5,159	5,158	5,180
Less: Core deposit intangible	858	911	964	1,017	1,070
Tangible stockholders’ equity - Non-GAAP (c)	$610,222	$610,948	$604,468	$598,189	$581,856

Total assets - GAAP (b)	$5,085,362	$4,993,174	$4,955,661	$4,664,792	$4,816,309
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,044	5,128	5,159	5,158	5,180
Less: Core deposit intangible	858	911	964	1,017	1,070
Tangible assets - Non-GAAP (d)	$5,063,160	$4,970,835	$4,933,238	$4,642,317	$4,793,759

Total stockholders’ equity to total assets - GAAP (a/b)	12.44%	12.68%	12.65%	13.31%	12.55%
Tangible stockholders’ equity to tangible assets - Non-GAAP (c/d)	12.05%	12.29%	12.25%	12.89%	12.14%

Number of shares outstanding (e)	20,850	20,861	20,861	20,858	20,860

Book value per share - GAAP (a/e)	$30.33	$30.36	$30.05	$29.76	$28.97
Tangible book value per share - Non-GAAP (c/e)	29.27	29.29	28.98	28.68	27.89

(9)

The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls and impairment of investment securities, if applicable.

(10)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(11)	FTEs – Full-time-equivalent employees.

(12)

Delinquent loans for the RPG segment included $8.4 million of EAs at March 31, 2017. EAs were only offered during the first two months of 2017 and 2016. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer